                                                                EXHIBIT h(15)(b)


                      AMENDMENT TO PARTICIPATION AGREEMENT

                                  BY AND AMONG

                       AIM VARIABLE INSURANCE FUNDS, INC.,

                            A I M DISTRIBUTORS, INC.,

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,
                             ON BEHALF OF ITSELF AND
                              ITS SEPARATE ACCOUNTS

                                       AND

                     ALLSTATE LIFE FINANCIAL SERVICES, INC.

                              --------------------

         Section 5.3 is hereby amended to add, at the end of the last sentence, the following:

                  ALNY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

         IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below on the 7th of November, 1997.

                                             AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN                  By: /s/ ROBERT H. GRAHAM
       ---------------------------------        --------------------------------
        Nancy L. Martin                          Robert H. Graham
        Assistant Secretary                      President


                                             A I M DISTRIBUTORS, INC.


Attest: /s/ NANCY L. MARTIN                  By: /s/ W.G. LITTLEPAGE
       ---------------------------------        --------------------------------
            Nancy L. Martin                      W.G. Littlepage
            Assistant Secretary                  Sr. Vice President


                                             ALLSTATE LIFE INSURANCE COMPANY
                                             OF NEW YORK, on behalf of itself
                                             and its separate accounts


Attest: /s/ BRENDA D. SNEED                  By: /s/ MICHAEL J. VELOTTA
       ---------------------------------        --------------------------------
Name:   Brenda D. Sneed                      Name: Michael J. Velotta
     -----------------------------------          ------------------------------
Title:  Asst. Vice President                 Title:  VP, Sec'y & General Counsel
      ----------------------------------           -----------------------------

                                             ALLSTATE LIFE FINANCIAL SERVICES,
                                             INC.

Attest: /s/ LISA A. BURNELL                  By: /s/ JOHN R. HEDRICK
       ---------------------------------        --------------------------------
Name:   Lisa A. Burnell                      Name:  John R. Hedrick
     -----------------------------------          ------------------------------
Title:  Asst. Vice President                 Title: General Counsel & Asst.
      ----------------------------------            Secretary
                                                    ----------------------------